UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2015

Cypress Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36260	61-1721523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5727 S. Lewis Avenue, Suite 500

Tulsa, Oklahoma 74105

(Address of principal executive offices and zip code)

(918) 748-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Contribution, Conveyance and Assumption Agreement

On February 20, 2015, Cypress Energy Partners, L.P. (the “Partnership” or “we”) entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Cypress Energy Partners, LLC (“CEP”), Cypress Energy Partners GP, LLC (our “General Partner”), Cypress Energy Holdings, LLC (“Cypress Holdings”), Cypress Energy Partners – TIR, LLC (“CEP TIR”), Mr. Charles C. Stephenson, Jr. and Ms. Cynthia Field (together with CEP TIR and Mr. Charles C Stephenson, Jr., the “Contributors”). The following transactions contemplated by the Contribution Agreement occurred at the simultaneous closing:

•	a series of conveyances, contributions and distributions by each of the Contributors to the Partnership, and ultimately to CEP, of the remaining 49.9% limited liability company interest not previously owned by the Partnership (the “TIR Interests”) in each of Tulsa Inspection Resources, LLC (“TIR”), Tulsa Inspection Resources – Nondestructive Examination, LLC (“TIR NDE”), and Tulsa Inspection Resources Holdings, LLC (“TIR Holdings” and, together with TIR and TIR NDE, the “TIR Entities”);

•	payment to the Contributors of an aggregate $52.6 million in cash borrowed under our secured credit agreement with Deutsche Bank AG, New York Branch and BMO Harris Bank; and

•	amending and restating of the Omnibus Agreement, as described below under “—Amended and Restated Omnibus Agreement.”

The foregoing summary is qualified in its entirety by reference to the Contribution Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Amended and Restated Omnibus Agreement

In connection with the closing of the Contribution Agreement described above in “—Contribution, Conveyance and Assumption Agreement,” on February 20, 2015, we entered into the Amended and Restated Omnibus Agreement (the “Omnibus Amendment”) with CEP, the General Partner, the TIR Entities, Tulsa Inspection Resources Canada ULC, Foley Inspection Resources ULC, Cypress Holdings, CEP TIR and Cypress Energy Management, LLC. The Omnibus Agreement governs several relationships between us and our subsidiaries and Cypress Holdings and its subsidiaries, including:

•	the Partnership’s payment of an annual administrative fee initially in the amount of $4.0 million to be paid in quarterly installments to Cypress Holdings for providing the Partnership with certain partnership overhead services, including for certain executive management services by certain officers of the General Partner, and compensation expense for all employees required to manage and operate the Partnership’s business. This fee also includes the incremental general and administrative expenses the Partnership will incur as a result of being a publicly traded partnership;

•	limitations on the amount of indebtedness CEP TIR may incur under the Partnership’s $120 million secured credit agreement with Deutsche Bank AG, New York Branch and BMO Harris Bank;

•	the Partnership’s right of first offer on Cypress Holdings’ and its subsidiaries’ assets used in, and entities primarily engaged in, providing saltwater disposal and other water and environmental services and pipeline inspection and integrity services; and

•	indemnification of the Partnership by Cypress Holdings for certain environmental and other liabilities, including events and conditions associated with the Partnership’s operation of assets that occur prior to the closing of our initial public offering and the Partnership’s obligation to indemnify Cypress Holdings for events and conditions associated with the operation of the Partnership’s assets that occur after the closing of our initial public offering and for environmental liabilities related to the Partnership’s assets to the extent Cypress Holdings is not required to indemnify the Partnership.

The Omnibus Amendment amends the original Omnibus Agreement entered into in connection with our initial public offering to, among other things, (1) remove provisions relating to the allocation of certain interest expenses and administrative fee previously attributable to the Contributors through their ownership of the TIR Interests and (2) remove the TIR Interests as one of the assets subject to the Partnership’s right of first offer.

The foregoing summary is qualified in its entirety by reference to the Omnibus Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Relationships

All of the equity interests in our General Partner, CEP TIR and CEM are indirectly owned by Cypress Holdings, which itself is owned by Charles C. Stephenson, Jr., various family trusts and a company controlled by Peter C. Boylan III. Cypress Holdings also indirectly owns (as of the date of this Form 8-K) approximately a 58% limited partner interest, the non-economic general partner interest and the incentive distribution rights in us. As a result, each of the parties to the Contribution Agreement and Omnibus Agreement are affiliates of our General Partner and Cypress Holdings. In addition, Charles C. Stephenson, Jr., who is a director of our General Partner, and Peter C. Boylan III, who is the Chairman and Chief Executive Officer and President of our General Partner, serve as officers and directors of Cypress Holdings and various of its subsidiaries.

The Conflicts Committee of the Board of Directors of our General Partner, acting pursuant to delegated authority under our First Amended and Restated Agreement of Limited Partnership, approved the terms of the Contribution Agreement and Omnibus Agreement and the transactions contemplated thereunder.

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 20, 2015, the Partnership completed the acquisition contemplated by the Contribution Agreement. The information set forth under Item 1.01 is incorporated into this Item 2.01 in its entirety by reference.

Item 7.01	Regulation FD Disclosure

On February 23, 2015, the Partnership announced the closing of the transactions contemplated by the Contribution Agreement as described in Items 1.01 and 2.01 above. A copy of the press release is filed as Exhibit 99.1 hereto.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, none of such information shall be incorporated by reference in any filing made by the Partnership under the Exchange Act or the Securities Act of 1933, as amended, except to the extent specifically referenced in any such filings.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Contribution, Conveyance and Assumption Agreement, dated February 20, 2015, by and among Cypress Energy Holdings, LLC, Cypress Energy Partners, LLC, Cypress Energy Partners, L.P., Cypress Energy Partners GP, LLC, Cypress Energy Partners – TIR, LLC, Mr. Charles C. Stephenson, Jr. and Ms. Cynthia Field.*

10.1	Amended and Restated Omnibus Agreement, dated February 20, 2015, among Cypress Energy Holdings, LLC, Cypress Energy Management, LLC, Cypress Energy Partners, LLC, Cypress Energy Partners, L.P., Cypress Energy Partners GP, LLC, Cypress Energy Partners – TIR, LLC, Foley Inspection Services ULC, Tulsa Inspection Resources, LLC, Tulsa Inspection Resources – Canada ULC, Tulsa Inspection Resources Holdings, LLC and Tulsa Inspection Resources – Nondestructive Examination, LLC.

99.1	Press release of Cypress Energy Partners, L.P., dated February 23, 2015.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We undertake to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cypress Energy Partners, L.P.

	By:	Cypress Energy Partners GP, LLC, its general partner

Dated: February 23, 2015	By:	/s/ G. Les Austin
		Name:	G. Les Austin
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Contribution, Conveyance and Assumption Agreement, dated February 20, 2015, by and among Cypress Energy Holdings, LLC, Cypress Energy Partners, LLC, Cypress Energy Partners, L.P., Cypress Energy Partners GP, LLC, Cypress Energy Partners – TIR, LLC, Mr. Charles C. Stephenson, Jr. and Ms. Cynthia Field.*

10.1	Amended and Restated Omnibus Agreement, dated February 20, 2015, among Cypress Energy Holdings, LLC, Cypress Energy Management, LLC, Cypress Energy Partners, LLC, Cypress Energy Partners, L.P., Cypress Energy Partners GP, LLC, Cypress Energy Partners – TIR, LLC, Foley Inspection Services ULC, Tulsa Inspection Resources, LLC, Tulsa Inspection Resources – Canada ULC, Tulsa Inspection Resources Holdings, LLC and Tulsa Inspection Resources – Nondestructive Examination, LLC.

99.1	Press release of Cypress Energy Partners, L.P., dated February 23, 2015.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We undertake to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the SEC.